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                                                                   OTHER EXHIBIT
                                                                       EXHIBIT 6


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference made to our firm under the caption "Accounting and Auditing Experts" and to the use of our report dated March 21, 2000, with respect to the financial statements of The United States Life Insurance Company in the City of New York included in this Post-Effective Amendment No. 2 to the Registration Statement (Form S-6 No. 333-79471) of The United States Life Insurance Company in the City of New York Separate Account USL VL-R.



                                    /S/ ERNST & YOUNG, LLP
                                    ----------------------------

New York, New York
October 19, 2000